OFFER TO PURCHASE FOR CASH
BY
SECURITY LAND & DEVELOPMENT CORPORATION
OF
UP TO 2,526,247 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $1.25 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., E.D.T., ON
MARCH 15, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated February 7, 2017 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Security Land & Development Corporation. (the "Company") to purchase for cash up to 2,526,247 shares of its common stock at a price, less any applicable withholding taxes and without interest, of $1.25 per share, on the terms and subject to the conditions of the Offer.

     The Company will purchase shares on the terms and subject to the conditions of the Offer, including the proration provisions and "odd lot" provisions contained therein. The Company reserves the right, in its sole discretion, to increase the number of shares it purchases by an amount that does not exceed 2% of its outstanding shares.

     If the number of shares properly tendered is less than or equal to 2,526,247 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law and the Offer to Purchase), the Company will, on the terms and subject to the conditions of the Offer, purchase all shares so tendered.

     Because shareholders that own approximately 51.8% of our outstanding shares have confirmed their intention NOT to tender, the Company does not expect that the number of shares tendered will be more than 2,526,247; however, on the terms and subject to the conditions of the Offer, in the event the shares tendered exceed the maximum offer, the Company will purchase 2,526,247 shares in the aggregate, on a pro rata basis from all stockholders who tendered shares. Shares that are tendered but not purchased because of proration provisions will be returned to the tendering stockholders at the Company’s expense promptly after the expiration of the Offer. See Section 6 and Section 7 of the Offer to Purchase.

     WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

      Please note the following:

     1. You may tender your shares at a price of $1.25 per share, as indicated in the attached Instruction Form, without interest.

     2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

     3. The Offer is not conditioned on any minimum number of shares being tendered. However, the Offer is subject to certain other conditions. See Section 10 of the Offer to Purchase.

     4. The Offer, withdrawal rights and proration period will expire at 5:00 p.m., Augusta, Georgia time, on March 15, 2017, unless the Company extends the Offer.

     5. The Offer is for 2,526,247 shares, constituting approximately 48.2% of the total number of outstanding shares of the common stock of Security Land.

     6. Tendering stockholders who are registered stockholders will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer. Shareholders holding shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender shares through such brokers or other nominees and not directly to the Depositary.

     7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company will, on the terms and subject to the conditions of the Offer, accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION SHEET SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., AUGUSTA, GEORGIA TIME, ON MARCH 15, 2017, UNLESS THE OFFER IS EXTENDED.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Company. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of the Company residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED MAKING THE OFFER. HOWEVER, NEITHER COMPANY NOR ANY MEMBER OF ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE COMPANY'S REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR.

INSTRUCTION FORM
WITH RESPECT TO
OFFER TO PURCHASE FOR CASH
BY
SECURITY LAND & DEVELOPMENT CORPORATION
OF
UP TO 2,526,247 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $1.25 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 7, 2017 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connections with the offer by Security Land & Development Corporation ( the "Company") to purchase for cash up to 2,526,247 shares of its common stock at a price, less any applicable withholding taxes and without interest, of $1.25 per share, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

     The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of shares to be tendered by you for the account of the undersigned:

___________shares*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS
(See Instruction 12 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

Account Number: _________________________________________________

Signatures: ______________________________________________________

Name(s): ________________________________________________________

Address(es):____________________________________________________

Area Code and Telephone Number:___________________________________

Taxpayer Identification or Social Security Number: _______________________

Date:__________________________________________________________